SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 10, 2004

                          Hibbett Sporting Goods, Inc.
             (Exact Name Of Registrant As Specified In Its Charter)

                        Commission file number: 000-20969

        Delaware                                               63-1074067
        --------                                               ----------
       (State of                                            (I.R.S. Employer
    Incorportation)                                        Indentification No.)


                               451 Industrial Lane
                            Birmingham, Alabama 35211
                    (Address of Principal Executive Offices)

                                 (205) 942-4292
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         ( c )
                  Exhibits.

These exhibits are furnished pursuant to Item 9 and Item 12 and shall not be deemed to be "filed".

Exhibit No.                         Description

99.1                                Earnings Release Dated March 10, 2004

99.2                                Press Release Dated March 10, 2004


Item 9.  Regulation FD Disclosure

     Hibbett Sporting Goods, Inc. announced that Mickey Newsome, President and Chief Executive Officer, has been named as Chairman of the Board. John F. Megrue, Jr. is relinquishing his role as Chairman and retiring from the Board effective as of March 10, 2004. The Company intends to fill the vacant Board seat. A copy of the press release is attached hereto as Exhibit 99.2.

     The information in this Report, including Exhibit 99.2 attached hereto, is furnished solely pursuant to Item 9 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.


Item 12.  Results of Operations and Financial Condition

     Hibbett Sporting Goods, Inc. announced its financial results for the fourth quarter and fiscal year ended January 31, 2004, in a press release issued on March 10, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1.

     The information in this Report, including Exhibit 99.1 attached hereto, is furnished solely pursuant to Item 12 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.



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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          HIBBETT SPORTING GOODS, INC.

                          By   /s/ Gary A. Smith
                          ------------------------------------------
                          Gary A. Smith
                          Vice President and Chief Financial Officer

March 10, 2004



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



                                  EXHIBIT INDEX


Exhibit

99.1     Earnings Release dated March 10, 2004

99.2     Press Release dated March 10, 2004



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


                                                                    EXHIBIT 99.1

                    [Hibbett Sporting Goods, Inc. Letterhead]

                                                         Contact:  Gary Smith
                                                         Chief Financial Officer
                                                         (205) 942-4292

                  HIBBETT REPORTS RECORD FOURTH QUARTER RESULTS
                       - Comparable Store Sales Up 8.3%
                       - Earnings per Share Increases 36.7%
                       - Announces Three-for-Two Stock Split

     BIRMINGHAM, Ala. (March 10, 2004) - Hibbett Sporting Goods, Inc. (NASDAQ/NM: HIBB), a rapidly growing, full-line sporting goods retailer, today announced record results for the fourth quarter and fiscal year ended January 31, 2004.

Financial  Highlights

     Net sales for the 13-week period ended January 31, 2004, increased 20.8% to $91.2 million compared with $75.5 million for the 13-week period ended February 1, 2003. Comparable store sales increased 8.3% in the fourth quarter of fiscal 2004. Net income for the fourth fiscal quarter increased 41.3% to $6.5 million compared with $4.6 million in the fourth fiscal quarter of last year. Earnings per diluted share increased 36.7% to $0.41 from $0.30 in the prior year. Excluding earnings of $.02 per diluted share attributable to the sale of a leasehold interest in the prior-year period, the Company's earnings were $0.28 per diluted share for the fourth quarter of fiscal 2003.

     Net sales for the 52-week period ended January 31, 2004, increased 15.0% to $321.0 million compared with $279.2 million for the 52-week period ended February 1, 2003. Comparable store sales increased 5.3% in fiscal 2004. Net income for fiscal 2004 increased 38.1% to $20.3 million compared with $14.7 million in fiscal 2003. Diluted earnings per share increased 34.4% to $1.29 from $0.96 in the prior year. Excluding earnings of $.02 per diluted share attributable to the favorable lease disposition in the fourth quarter of fiscal 2003, the Company's earnings were $0.94 per diluted share for the 2003 fiscal year.

     Hibbett opened 24 new stores during the fourth quarter. For the year, the Company opened 65 stores and closed eight, bringing the store base to 428 stores. Hibbett expects to open approximately 65 new stores, net of store closings, in fiscal 2005.

     Mickey Newsome, Chairman, President and Chief Executive Officer, stated, "We are pleased to see all three of our merchandise categories performing well and establishing good momentum heading into the first quarter. The record sales we achieved during the fourth quarter led to another record for operating margins. For the first time as a public company our quarterly operating margin exceeded 11%, a 150-basis point improvement over the prior year. The full year margin reached 9.95%, its highest level ever. Consistent with a trend we have cited throughout much of the year, we again sold more merchandise at full price and relied less on clearance resulting in a year-over-year improvement in product margin. Leveraging occupancy costs and warehouse efficiencies generated the balance of the improvement as we were able to more than offset the one-time gain from lease dispositions a year ago."

Three-for-Two Stock Split

     Hibbett also announced that its Board of Directors has approved a three-for-two stock split. The stock split will be effected in the form of a 50% stock dividend, and the new shares will be distributed on or about April 16, 2004, to stockholders of record on April 1, 2004. Following the effective date of the split, the Company will have approximately 23,300,000 shares of common stock outstanding, 1,324,702 shares which may be issued upon the exercise of outstanding options and 810,149 which may be issued upon the exercise of options which may be granted in the future under the Company's stock option plans or issued in the future under the Company's stock purchase plan.

Fiscal 2005 Outlook

     The Company issued guidance for the year ending January 29, 2005, of earnings per diluted share of approximately $1.52 to $1.56 and a comparable store sales increase in the range of 4% to 5%. For the first quarter ending May 1, 2004, the Company expects to report earnings per diluted share of approximately $0.45 to $0.47 and a comparable store sales increase in the range of 5% to 6%.

     Mr. Newsome added, "Our guidance for fiscal 2005 projects an earnings increase of approximately 20% for the year. Given the strong results in the second half of fiscal 2004, we believe it is prudent to expect at this point in time that second half comparable sales results will be closer to our historical range of 3% to 4%. We have considerable sales momentum to start the year, and we expect to provide a better view of the second half as the year progresses."

     The  per  share  results   reported   herein  reflect  the  effect  of  the
three-for-two stock split that was distributed on July 15, 2003, to stockholders of record on June 27, 2003.

Investor Conference Call and Simulcast

     Hibbett Sporting Goods, Inc. will conduct a conference call at 10:00 am EST on March 11, 2004, to discuss the fourth quarter results. The number to call for this interactive teleconference is (913) 981-5508. A replay of the conference call will be available until March 18th, by dialing (719) 457-0820 and entering the passcode, 782557.

     The Company will also provide an online Web simulcast and rebroadcast of its fiscal 2004-fourth quarter conference call. The live broadcast of Hibbett's quarterly conference call will be available online at www.streetevents.com and www.fulldisclosure.com on March 11, 2004, beginning at 10:00 a.m. EST. The online replay will follow shortly after the call and continue through March 25, 2004.

     Hibbett Sporting Goods, Inc. is a rapidly growing operator of full-line sporting goods stores in small to mid-sized markets, predominantly in the southeastern United States. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

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

     A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate. For example, our forward looking statements include statements regarding store opening plans, merchandise performance, our announced stock split, and future earnings and comparable store sales. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the "Risk Factors," "Business," and "MD&A" sections in our Annual Report on Form 10-K filed on April 25, 2003 (as amended by a filing on May 3, 2003), our Quarterly Report on Form 10-Q filed December 16, 2003, and our most recent prospectus supplement filed May 2, 2003. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.


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



                                      HIBBETT SPORTING GOODS, INC. AND SUBSIDIARIES
                                            UNAUDITED STATEMENTS OF OPERATIONS
                                     (Dollars In Thousands, Except Per Share Amounts)



                                                         January 31,      February 1,      January 31,      February 1,
                                                             2004             2003             2004             2003
                                                         -----------      -----------      -----------      -----------
                                                          (13 Weeks)       (13 Weeks)       (52 Weeks)       (52 Weeks)

Net sales                                                $   91,222        $  75,473       $  320,964       $  279,187
Cost of goods sold, including warehouse,
     distribution, and store occupancy costs                 62,216           52,369          218,565          193,383
                                                         -----------      -----------      -----------      -----------
     Gross profit                                            29,006           23,104          102,399           85,804

Store operating, selling, and administrative expenses        16,943           14,076           63,194           55,529
Depreciation and amortization                                 1,897            1,753            7,267            6,866
                                                         -----------      -----------      -----------      -----------
     Operating income                                        10,166            7,275           31,938           23,409
Interest expense, net                                           (31)              42             (106)             214
                                                         -----------      -----------      -----------      -----------
     Income before provision for income taxes                10,197            7,233           32,044           23,195
Provision for income taxes                                    3,722            2,640           11,696            8,466
                                                         -----------      -----------      -----------      -----------
     Net income                                          $    6,475       $    4,593       $   20,348       $   14,729
                                                         ===========      ===========      ===========      ===========

Net Income per common share:
     Basic earnings per share                            $     0.42       $     0.30       $     1.33       $     0.98
                                                         ===========      ===========      ===========      ===========
     Diluted earnings per share                          $     0.41       $     0.30       $     1.29       $     0.96
                                                         ===========      ===========      ===========      ===========

Weighted average shares outstanding:
     Basic                                                   15,476           15,108           15,343           15,053
                                                         ===========      ===========      ===========      ===========
     Diluted                                                 15,903           15,414           15,732           15,357
                                                         ===========      ===========      ===========      ===========

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



                        Unaudited Condensed Balance Sheet
                                 (In Thousands)

                                                      January 31,    February 1,
                                                          2004           2003
                                                      -----------    -----------
Assets
Cash and cash equivalents                               $ 41,963       $ 12,016
Accounts receivable, net                                   3,594          3,371
Inventories                                               94,777         86,246
Prepaid expenses and other                                 1,925          1,558
                                                      -----------    -----------
   Total current assets                                  142,259        103,191

Property and equipment, net                               26,173         26,205
Other assets                                                 130            184
                                                      -----------    -----------
   Total assets                                         $168,562       $129,580
                                                      ===========    ===========

Liabilities and stockholders' investment
Accounts payable                                        $ 37,976       $ 24,869
Accrued expenses                                           7,093          7,361
                                                      -----------    -----------
   Total current liabilities                              45,069         32,230
                                                      -----------    -----------

Long-term debt                                                --             --
Non-current deferred income tax                              603             --
Stockholders' investment                                 122,890         97,350
                                                      -----------    -----------
   Total liabilities and stockholders' investment       $168,562       $129,580
                                                      ===========    ===========

                                     -END-

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


                                                                    EXHIBIT 99.2

                    [Hibbett Sporting Goods, Inc. Letterhead]

                                                         Contact:  Gary Smith
                                                         Chief Financial Officer
                                                         (205) 942-4292


                   HIBBETT SPORTING GOODS NAMES MICKEY NEWSOME
                              CHAIRMAN OF THE BOARD

     BIRMINGHAM, Ala. (March 10, 2004) - Hibbett Sporting Goods, Inc. (NASDAQ/NM:HIBB) today announced that the Board of Directors has named Mickey Newsome, President and Chief Executive Officer, to serve as Chairman of the Board. John F. Megrue, Jr. is relinquishing his role as Chairman and retiring from the Board, effective immediately. Mr. Newsome will also remain President and Chief Executive Officer.

     Mr. Megrue had been Chairman since 1995, when Saunders, Karp & Megrue, L.P. acquired a controlling interest in Hibbett. Saunders, Karp & Megrue completed the sale of its remaining ownership interest in the Company in May 2003. The Company intends to fill the vacant Board seat.

     Commenting on the announcement, Mr. Megrue, stated, "After nine years as Chairman, I felt it was the right time to devote more attention to Saunders, Karp & Megrue's growing roster of investments. Mickey has been instrumental in leading Hibbett from 13 stores in 1980 to a base of 428 today and developing a deep and experienced management team. He is the natural and best choice to lead Hibbett."

     Mr. Newsome added, "On behalf of my fellow shareholders and over 3,000 associates, I would like to thank John for his many contributions to Hibbett Sporting Goods. Our great company would not enjoy the position it does today without his long-term vision and commitment. I am honored to accept this new role with Hibbett."

     Hibbett Sporting Goods, Inc. is a rapidly growing operator of full-line sporting goods stores in small to mid-sized markets, predominantly in the southeastern United States. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.


                                      -END-

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